UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 9, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved the Company’s 2009 Incentive Compensation Program for the Company’s executive officers and established the specific performance goals for participants under such program. A summary of the material terms of the Company’s 2009 Incentive Compensation Program and the potential amounts payable to the Company’s named executive officers thereunder is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Also on February 9, 2009, the Committee approved a form of restricted stock award agreement providing for share price vesting awards and approved grants of shares of restricted stock to executive officers of the Company effective February 24, 2009. The form of restricted stock award agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. Pursuant to the award agreement, shares of restricted stock awarded to the Company’s executive officers will vest one-third on each of the first three anniversaries of the grant date, provided that the following vesting conditions are met: (1) the 20-day average closing price of a share of the Company’s common stock on the NASDAQ Global Market meets or exceeds the applicable share price target at anytime on or prior to the anniversary date and (2) the recipient remains employed by the Company on the anniversary date. The share price targets for each of the executive officers are $6.00 for one third of the shares of restricted stock, $9.00 for one third of the shares of restricted stock and $12.00 for one third of the shares of restricted stock. With respect to each share price target, such target is deemed to be achieved on the first day following the grant date on which the 20-day average closing price of a share of the Company’s common stock meets or exceeds such share price target. Shares of restricted stock that would otherwise vest on an anniversary date, but that do not vest on such date because the applicable share price target has not been achieved, will vest immediately if and when the applicable share price target is achieved if the recipient remains employed by the Company at such time; provided that, if a share price target is not achieved by the fifth anniversary of the grant date, then the recipient will forfeit the number of unvested shares of restricted stock that correspond to such share price target.

The number of shares of restricted stock granted to each of the Company’s named executive officers are as follows:

Number of Shares of Restricted Stock

Jon F. Chait	30,000
Mary Jane Raymond	22,000
Margaretta R. Noonan	N/A
Richard S. Gray	14,000

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Summary of Hudson Highland Group, Inc. 2009 Incentive Compensation Program.

(10.2)	Form of Hudson Highland Group, Inc. Restricted Stock Award Agreement for share price vesting awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: February 13, 2009	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

(10.1)	Summary of Hudson Highland Group, Inc. 2009 Incentive Compensation Program.

(10.2)	Form of Hudson Highland Group, Inc. Restricted Stock Award Agreement for share price vesting awards.

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